UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2018 (May 21, 2018)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

 404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 7.01 - Regulation FD Disclosure

Gray Television, Inc. (the “Company”) adopted Accounting Standards Update 2017-07, Compensation-Retirement Benefits (Topic 715) - Improving the Presentation of Net Periodic Pension Cost and Net Postretirement Benefit Cost (“ASU 2017-07”) in the first quarter of 2018, with the impact thereof not being material to the Company’s financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. On May 21, 2018, the Company published on its corporate website selected unaudited historical operating data for the three month and year-to-date periods ended March 31, June 30, September 30, and December 31, 2017, 2016, 2015 and 2014, giving effect to the adoption of ASU 2017-07. A copy of such selected unaudited historical operating data is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also, beginning on May 21, 2018, the Company intends to meet from time to time and make presentations to prospective investors. A copy of the slides that may be used in connection with and/or referenced in such meetings is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under this item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

Number	Name

99.1	Unaudited selected historical operating data
99.2	Prospective investor meeting slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: May 21, 2018
	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer

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